UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

____________________________________________________________

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-09115	25‑0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

TWO NORTHSHORE CENTER, PITTSBURGH, PA	15212‑5851
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(412) 442‑8200

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2016, Matthews International Corporation (the "Company") entered into a Second Amended and Restated Loan Agreement by and among the Company and a syndicate of financial institutions (the "Second Amended and Restated Loan Agreement"), which amends and restates its domestic loan agreement to increase its total borrowing capacity from $900 million to $1.15 billion.  The Second Amended and Restated Loan Agreement includes a $900 million senior secured revolving credit facility ("Revolving Credit Facility") and a $250 million senior secured term loan ("Term Loan").  The Term Loan requires scheduled principal payments of 5.0% of the outstanding principal in year 1, 7.5% in year 2, and 10.0% in years 3 through 5, payable in quarterly installments.  The balance of the Revolving Credit Facility and the Term Loan are due on the maturity date of April 26, 2021.

Borrowings under both the Revolving Credit Facility and the Term Loan bear interest at LIBOR plus a factor ranging from .75% to 2.00% based on the Company's leverage ratio.  The leverage ratio is defined as net indebtedness divided by adjusted EBITDA (earnings before interest, taxes, depreciation and amortization).  The Company is required to pay an annual commitment fee ranging from 0.15% to 0.25% (based on the Company's leverage ratio) of the unused portion of the Revolving Credit Facility.  The Second Amended and Restated Loan Agreement will provide the Company with additional liquidity to support ongoing growth and share repurchases.

The Second Amended and Restated Loan Agreement also contains customary affirmative covenants, negative covenants and events of default as more particularly described in the Second Amended and Restated Loan Agreement.

The Company and its affiliates maintain various commercial and service relationships with certain members of the syndicate and their affiliates in the ordinary course of business.  Certain members of the syndicate and the other parties to the Second Amended and Restated Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the Revolving Credit Facility and Term Loan contained herein is qualified in its entirety by reference to the Second Amended and Restated Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2016, the Company issued a press release announcing its earnings for the second fiscal quarter of 2016. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion of the Second Amended and Restated Loan Agreement set forth above in Item 1.01, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Loan Agreement by and among Matthews International Corporation and a Syndicate of Financial Institutions, dated April 26, 2016.
99.1	Press Release, dated April 28, 2016, issued by Matthews International Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 MATTHEWS INTERNATIONAL CORPORATION
 (Registrant)

                        By: /s/ Steven F. Nicola
                        Steven F. Nicola
                        Chief Financial Officer and Secretary

Date: April 28, 2016

Exhibit Index

Exhibit Number	Description

10.1	Second Amended and Restated Loan Agreement by and among Matthews International Corporation and a Syndicate of Financial Institutions, dated April 26, 2016.
99.1	Press Release, dated April 28, 2016, issued by Matthews International Corporation.